Exhibit 99.1

Contacts:

Media:
Bob Laverty, +1 973-290-6162
Vice President, Communications
Robert.Laverty@themedco.com

OR

Investor Relations:
Krishna Gorti, MD, +1 973-290-6122
Vice President, Investor Relations
Krishna.Gorti@themedco.com

FOR IMMEDIATE RELEASE:

The Medicines Company Reports First-Quarter 2016 Business and Financial Results

•	Four potential blockbuster R&D programs advancing toward key data disclosures in 2016

•
The announced divestiture of non-core cardiovascular assets to Chiesi Farmaceutici S.p.A. will sharpen strategic focus and significantly strengthen financial position to drive further development of R&D programs without diluting shareholders

•	Newly launched hospital products being introduced in multiple geographic and therapeutic markets

PARSIPPANY, NJ -- (BUSINESS WIRE) - May 9, 2016 -- The Medicines Company (NASDAQ: MDCO) today announced its business and financial results for the first quarter ended March 31, 2016.

During the first quarter of 2016, the Company has:

▪
PCSK9si (PCSK9 synthesis inhibitor): Continued on pace to recruit up to 480 patients in the ORION-1 clinical program, a Phase 2, placebo-controlled, double-blind, randomized trial to test the efficacy, safety and durability of a range of doses in patients with atherosclerotic cardiovascular disease; we anticipate completion of the trial by the end of 2016.

▪
MDCO-216: Advanced enrollment of patients in the MILANO-PILOT study evaluating the drug’s effects on atherosclerotic plaque burden; trial is set to enroll 120 evaluable patients, with the first 40 patients expected to be analyzed around mid-year 2016;

▪
ABP-700: Transitioned to Phase 2 clinical development with the expectation of enrolling patients for the first study of a global procedural sedation colonoscopy program by end of second quarter; with continued success, we expect to launch Phase 3 clinical testing in 2017;

▪	CARBAVANCE: Announced the granting of fast track status and the anticipated completion of Phase 3 clinical trials during second half 2016; anticipate filing NDA and MAA by 1Q2017;

▪	Revenues for newly- launched products (Kengreal®, Cleviprex®, Orbactiv®, Minocin IV and Ionsys®) increased 161% to $10.9 million in the first quarter of 2016 over the same period in 2015.

The Company announced earlier today that it has entered into a definitive agreement to sell its non-core cardiovascular products-Cleviprex® (clevidipine), Kengreal® (cangrelor) and its rights to Argatroban for Injection-to Chiesi USA, Inc. and its parent company, Chiesi Farmaceutici S.p.A., for up to $792 million, consisting of $260 million in cash payable at closing, up to $480 million in sales-based milestone payments, the assumption by Chiesi of up to $50 million in milestone payment obligations and approximately $2 million for product inventory. The transaction, which is subject to customary closing conditions, including the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, is expected to close early in the third quarter of 2016.

Clive Meanwell, MD, PhD, Chief Executive Officer of The Medicines Company, stated: “The divestiture of our non-core cardiovascular products will enable us to drive the continued development of our potential blockbuster R&D products without diluting our shareholders. Each of our four products in development have critical data milestones which we expect will be unveiled over the course of the year. In addition to completing and reporting data for the ORION-1 Phase 2 clinical trial of PCSK9si, we plan to initiate ORION-2, a Phase 2 study in familial homozygous hypercholesterolemia patients during 2016. For MDCO-216, we expect to secure clinical re-proof of concept from the MILANO-PILOT study. Finally, we expect to complete and report data for the Phase 3 registrational trial of Carbavance, as well as the Phase 2 trial of ABP-700. We look forward to sharing these critical updates throughout the year.”
First-Quarter 2016 Financial Summary from Continuing Operations
Worldwide net revenue was $50.3 million for the first quarter of 2016 compared to $110.1 million in the first quarter of 2015. Worldwide Angiomax®/Angiox® (bivalirudin) net product sales were $16.9 million in the first quarter of 2016 compared to $100.7 million in the first quarter of 2015, with net product sales in the United States decreasing to $13.2 million in the first quarter of 2016 from $95.1 million in the first quarter of 2015 driven by the loss of Angiomax exclusivity in July 2015. Included in total net revenue for the first quarter of 2016 is $18.9 million of royalty revenues derived from the gross profit of authorized generic sales of Angiomax (bivalirudin) by Sandoz, Inc. Other products including Cleviprex, Argatroban for Injection, Minocin for Injection, Orbactiv, Ionsys and Kengreal recorded sales of $14.5 million during the first quarter of 2016 compared to $9.4 million in the first quarter of 2015.
The net loss from continuing operations attributable to The Medicines Company for the first quarter of 2016 was $90.3 million, or $1.31 per share, compared to net income from continuing operations attributable to The Medicines Company of $4.4 million, or $0.07 per share, for the first quarter of 2015. Adjusted net loss(1) from continuing operations attributable to The Medicines Company for the first quarter of 2016 was $71.2 million, or $1.03(1) per share, compared to adjusted net loss(1) from continuing operations attributable to The Medicines Company of $0.1 million for the first quarter of 2015.
First-Quarter 2016 Financial Summary from Discontinued Operations
In the first quarter of 2016, the Company completed the sale of its hemostasis products. The net loss for the first quarter of 2016 from discontinued operations attributable to The Medicines Company was $2.1 million, or $0.03 per share, compared to net income from discontinued operations attributable to The Medicines Company for the first quarter of 2015 of $0.7 million, or $0.01 per share.
(1) Adjusted net loss and adjusted loss per share from continuing operations attributable to The Medicines Company are non-GAAP financial performance measures with no standardized definitions under U.S. GAAP. For further information and a detailed reconciliation, refer to the Non-GAAP Financial Performance Measures and Reconciliations of GAAP to Adjusted Net Loss and Adjusted Loss Per Share sections of this release for explanations of the amounts excluded and included to arrive at adjusted net loss and adjusted loss per share amounts.

As of March 31, 2016, the Company had $430 million in cash and investments compared to $373 million at the end of 2015.
Conference Call Information
There will be a conference call with management today at 8:30 a.m., Eastern Time, to discuss these financial results, operational developments and outlook for 2016.
The conference call will be available via phone and webcast. The dial-in information is listed below:
Domestic dial-in: 877-359-9508
International dial-in: 224-357-2393
Passcode for both dial-in numbers: 95978744

Replay is available from 11:30 a.m. Eastern Time following the conference call through May 16th, 2016. To hear a replay of the call, dial 855-859-2056 (domestic) or 404-537-3406 (international). The passcode for both dial in numbers is 95978744.
This call is being webcast and can be accessed via The Medicines Company website at
www.themedicinescompany.com.
About The Medicines Company
The Medicines Company's purpose is to save lives, alleviate suffering and contribute to the economics of healthcare by focusing on leading acute/intensive care hospitals worldwide. Its vision is to be a leading provider of solutions in three areas: acute cardiovascular care, surgery and perioperative care, and serious infectious disease care. The company operates in the Americas, Europe and the Middle East, and Asia Pacific regions with global centers today in Parsippany, NJ, USA and Zurich, Switzerland.
NON-GAAP FINANCIAL PERFORMANCE MEASURES
In addition to financial information prepared in accordance with U.S. GAAP, this press release also contains adjusted net loss and adjusted loss per share from continuing operations attributable to The Medicines Company measures that we believe provide investors and management with supplemental information relating to operating performance and trends that facilitate comparisons between periods and with respect to projected information.
Adjusted net loss from continuing operations attributable to The Medicines Company excludes stock-based compensation expense, amortization of acquired intangible assets, milestone payments, changes in contingent purchase price, non-cash interest expense, gain on remeasurement of equity investment and net income tax adjustments. See the attached Reconciliations of GAAP to Adjusted Net Loss and Adjusted Loss Per Share for explanations of the amounts excluded and included to arrive at adjusted net loss and adjusted loss per share attributable to The Medicines Company amounts for the three month periods ended March 31, 2016 and 2015.
These adjusted measures are non-GAAP and should be considered in addition to, but not as a substitute for, the information prepared in accordance with U.S. GAAP. We typically exclude certain GAAP items that management does not believe affect our basic operations and that do not meet the GAAP definition of unusual or non-recurring items. Other companies may define these measures in different ways.
Forward Looking Statements
Statements contained in this press release about The Medicines Company that are not purely historical, and all other statements that are not purely historical, may be deemed to be forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Without limiting the foregoing, the words "believes," "anticipates" and "expects" and similar expressions, including the Company's preliminary financial results, are intended to identify forward-looking statements. These forward-looking statements involve important known and unknown risks and uncertainties that may cause the Company's actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by these forward-looking statements. Important factors that may cause or contribute to such differences include the extent of the commercial success of our products; the Company's ability to develop its global operations and penetrate foreign markets; whether the Company is able to raise additional capital on favorable terms or at all; whether the Company's product candidates will advance in the clinical trials process on a timely basis or at all; whether the Company will make regulatory submissions for product candidates on a timely basis; whether its regulatory submissions will receive approvals from regulatory agencies on a timely basis or at all; whether the Company’s ongoing and planned commercial launches will be successful; whether physicians, patients and other key decision makers will accept clinical trial results; whether the Company can protect its intellectual property; the ability of the Company and Chiesi to consummate the cardiovascular product transaction announced today; satisfaction of the conditions to the completion of the cardiovascular product transaction, including, without limitation, the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; the commercial success of such cardiovascular products and the achievement of future milestone payments; and such other factors as are set forth in the risk factors detailed from time to time in the Company's periodic reports and registration statements filed with the Securities and Exchange Commission including, without limitation, the risk factors detailed in the Company's annual report on Form 10-K filed with the SEC on February 29, 2016, which are incorporated herein by reference. The Company specifically disclaims any obligation to update these forward-looking statements.

THE MEDICINES COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
UNAUDITED
(In thousands, except per share amounts)

	Three Months Ended March 31,
	2016	2015
Net product revenues	$31,375	$110,115
Royalty revenues	18,931	—
Total net revenues	50,306	110,115
Operating expenses:
Cost of revenue	18,797	20,538
Research and development	33,491	23,283
Selling, general and administrative	79,298	80,785
Total operating expenses	131,586	124,606
Loss from operations	(81,280)	(14,491)
Co-promotion and license income	975	8,388
Gain on remeasurement of equity investment	—	22,741
Loss in equity investment	—	(144)
Interest expense	(9,746)	(8,615)
Other (loss) income	(262)	467
(Loss) income from continuing operations before income taxes	(90,313)	8,346
Provision for income taxes	(46)	(4,001)
Net (loss) income from continuing operations	(90,359)	4,345
(Loss) income from discontinued operations, net of tax	(2,105)	661
Net (loss) income	(92,464)	5,006
Net loss attributable to non-controlling interest	16	28
Net (loss) income attributable to The Medicines Company	$(92,448)	$5,034

Amounts attributable to The Medicines Company:
Net (loss) income from continuing operations	$(90,343)	$4,373
(Loss) income from discontinued operations, net of tax	(2,105)	661
Net (loss) income attributable to The Medicines Company	$(92,448)	$5,034

Basic (loss) earnings per common share attributable to The Medicines Company:
(Loss) earnings from continuing operations	$(1.31)	$0.07
(Loss) earnings from discontinued operations	(0.03)	0.01
Basic (loss) earnings per share	$(1.34)	$0.08

Diluted (loss) earnings per common share attributable to The Medicines Company:
(Loss) earnings from continuing operations	$(1.31)	$0.07
(Loss) earnings from discontinued operations	(0.03)	0.01
Diluted (loss) earnings per share	$(1.34)	$0.08

Weighted average number of common shares outstanding:
Basic	69,210	65,174
Diluted	69,210	66,929

THE MEDICINES COMPANY
BALANCE SHEET ITEMS
UNAUDITED
(In thousands)

	March 31, 2016	December 31, 2015
Cash and cash equivalents	$430,196	$373,173
Total assets*	$1,594,769	$1,795,516
Convertible senior notes (due 2017 and due 2022)*	$573,880	$567,580
The Medicines Company stockholders' equity	$645,406	$732,238
* Reclassified debt issuance costs of $2.4 million and $9.0 million as of December 31, 2015 from Total assets and Convertible senior notes
(due 2017 and due 2022) in connection with the adoption of ASU 2015-03.

THE MEDICINES COMPANY
RECONCILIATIONS OF GAAP TO ADJUSTED NET LOSS AND ADJUSTED LOSS PER SHARE
UNAUDITED
(In thousands, except per share amounts)

		Three Months Ended March 31,
		2016	2015
Net (loss) income from continuing operations attributable to The Medicines Company - GAAP		$(90,343)	$4,373
Before tax adjustments:
Cost of revenue:
Share-based compensation expense	(1)	215	174
Amortization of acquired intangible assets	(2)	6,285	1,680
Research and development:
Share-based compensation expense	(1)	850	878
Milestone payments	(3)	1,000	—
Selling, general and administrative:
Share-based compensation expense	(1)	5,938	6,405
Amortization of acquired intangible assets	(2)	—	62
Change in contingent purchase price	(4)	(1,428)	3,020
Other:
Non-cash interest expense	(5)	6,300	5,516
Gain on remeasurement of equity investment	(6)	—	(22,597)
Net income tax adjustments	(7)	9	437
Net loss attributable to The Medicines Company - Adjusted		$(71,174)	$(52)

Net loss per share attributable to The Medicines Company - Adjusted
Basic		$(1.03)	$—
Diluted		$(1.03)	$—
Weighted average number of common shares outstanding:
Basic		69,210	65,174
Diluted		69,210	65,174

Explanation of Adjustments:

(1)	Excludes share-based compensation of $7,003 and $7,457 for the three months ended March 31, 2016 and 2015.

(2)	Excludes amortization of intangible assets resulting from transactions with CSL, Teva, Targanta, Incline Therapeutics and Rempex.
(3) Excludes upfront and milestone payments for research and development collaboration arrangements and manufacturing scale up for MDCO-216.

(4)	Excludes changes in contingent purchase price due to shareholders of Targanta, Incline Therapeutics, Rempex and Annovation.

(5)	Excludes non-cash interest expense related to convertible senior notes.

(6)	Excludes gain on remeasurement of our equity investment in Annovation.

(7)	Net income tax adjustments reflect the estimated tax effect of the above adjustments and the impact of certain other non-operating tax adjustments.

In addition to the financial information prepared in accordance with U.S. GAAP, this press release also contains adjusted financial measures that we believe provide investors and management with supplemental information relating to operating performance and trends that facilitate comparisons between periods and with respect to projected information. These adjusted measures should be considered in addition to, but not as a substitute for, the information prepared in accordance with U.S. GAAP. We typically exclude certain GAAP items that management does not believe affect our basic operations and that do not meet the GAAP definition of unusual or non-recurring items. Other companies may define these measures in different ways.